UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2020

Global Boatworks Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	000-55646	81-0750562
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1707 North Charles Street, Suite 200A

Baltimore, Maryland  21201

(Address of Principal Executive Offices)

2637 Atlantic Blvd., #134

Pompano Beach, Florida  33062

(Former Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 443.863.7234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        .Written communications pursuant to Rule 425 under the Securities Act

☐        . Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐       .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐        . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On September 3, 2020, Global Boatworks Holdings, Inc. (the “Company”) entered into a Share Exchange Agreement with R3 Score Technologies, Inc., a privately-owned Delaware corporation (the “R3 Score”) and its shareholders (the “R3 Shareholders”) dated September 3, 2020, to acquire up to 100% of the issued and outstanding capital stock of R3 Score in exchange for up to 103,307,061 shares of common stock, par value $0.00001 per share (the “Common Stock”) of the Company (the “Share Exchange Agreement”).  The initial closing pursuant to which the Company will acquire 95% of R3 Score closed September 23, 2020.  The Company may engage in subsequent closings for up to 100% of R3 Score to occur no later than September 30, 2020.

R3 Score has developed data-driven scoring designed to unlock new valuable employees and customers globally utilizing a multi-factor algorithm based on 11 factors assessing character, capacity, and continuity of choice. R3 Score sells its core product directly to businesses and consumers offering a contextualized background check and an alternative credit score. The alternative criminal background check is the wedge into the market with the goal of generating revenue as R3 Score seeks to grow more traditional and modern financial services. R3 Score considers itself a FinTech company with a goal of becoming a challenger, or neo bank for a traditionally overlooked and underbanked population.  The proprietary risk model is used to shift the composition of the industry and gain market adoption is a strategic objective.

The initial product offerings are designed for the 1-in-3 (more than 70 million people) Americans living with an arrest or conviction record.  R3 Score has a pathway to expand to the general public with thin consumer credit files and who are left out of traditional credit scoring models. The criminal background screening opportunity serves as an ideal place, to begin with, the growing dialogue around racial and criminal justice.

The foregoing description of the Share Exchange Agreement is qualified in its entirety by reference to the Share Exchange Agreement, a copy of which was filed as an exhibit to the Form 8-K Current Report filed on September 4, 2020.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 23, 2020, the Share Exchange Agreement was consummated. The disclosure included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

As disclosed under Items 1.01 of this Current Report on Form 8-K, pursuant to the Share Exchange Agreement, on September 23, 2020, the Company issued an aggregate of 99,057,358 unregistered shares of its Common Stock to the R3 Shareholders in exchange for 24,004,483 shares of common stock of R3 Score, which represented 94% of the issued and outstanding capital stock of R3 Score.

On September 23, 2020, concurrent with the closing of the Share Exchange Agreement, the Company issued 2,310,000 shares of Common Stock in connection with the conversion of Convertible Notes in the principal amount of $115,500.

On or about September 23, 2020, the Company entered into various service agreements with consultants for services previously rendered providing for the issuance of an aggregate of 3,800,000 shares of Common Stock.

On September 10, 2020, the Company entered into agreements with Robert Rowe, the former Chief Executive Officer and a director, and a consultant pursuant to which the parties agreed to convert accrued compensation in the amount of $384,000 and $482,979, respectively, into 1,100,000 and 888,709 shares of Common Stock, respectively.

Mr. Rowe and certain of the consultants agreed to pledge an aggregate of 750,000 shares of common stock to be deposited into escrow upon the Company and such consultants entering into an Escrow Agreement.

The Company issued 6% Convertible Debentures to accredited investors in the aggregate amount of $135,000.  The principal and interest payable under the 6% Convertible Debentures are due and payable two years from the date of issuance.  Further, the holder, at its election, may convert the 6% Convertible Debenture into shares of common stock at a conversion price of $0.37 per share.

As a result of the above transactions, the Company will have 110,057,385 shares of Common Stock outstanding.

The Company issued the above shares of its Common Stock pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, available to the Company by Section 4(a)(2) promulgated thereunder due to the fact that it was an isolated issuance and did not involve a public offering of securities.

Item 5.01 Changes in Control of Registrant.

On September 23, 2020, the Share Exchange Agreement was consummated. The disclosure included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.  Under the terms of the Share Exchange Agreement, control of the Company was transferred to the R3 Shareholders.  Specifically, R3 Shareholders own 99,057,385 shares of Common Stock representing 90% of the total issued and outstanding Common Stock.  Further, concurrent with the closing of the Share Exchange Agreement, Robert Rowe, the former Chief Executive Officer of the Company, sold, transferred, and assigned 1,000,000 shares of Series A Preferred Shares to Laurin Leonard.  The rights and privileges of these shares are super-voting rights at the rate of 1,000 votes for each preferred share and the right to redeem the shares for $1,000 in total.  Further, the Company may not amend, alter or repeal its Articles of Incorporation or Bylaws, designate any new shares of preferred stock or initiate any action in an attempt to diminish the rights of the Series A Preferred Stock without the approval of the Series A Preferred Stock.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 23, 2020, the (“Execution Date”), Robert Rowe submitted his resignation as Chief Executive Officer effective immediately and a member of the Board, whose resignation shall become effective on the 10th day following the filing of this information statement to the stockholders of the Company. Prior to the above resignation on the Execution Date, Laurin Leonard was appointed as Chief Executive Officer, Treasurer, Secretary, and Director, effective immediately.

On September 23, 2020, Ms. Leonard was appointed as Chief Executive Officer, Treasurer, Secretary, and Director of the Company.  From May 2018 to the present, Ms. Leonard served as the Chief Operating Officer and Co-Founder of R3 Score Technologies, Inc.  From 2012 to present, Ms. Leonard has served as Executive Director of Mission: Launch, Inc., a not-for-profit 501(C)(3) with a mission to improve socio-economic outcomes for marginalized communities.  Ms. Leonard is a current Visiting Research Fellow at Harvard University’s Kennedy School Carr Center. She is a graduate of The Johns Hopkins University Carey Business School - MS, Information Systems Candidate (2011-12) and has earned certifications in Competitive Intelligence (2011) and Leadership Development for Minority Managers (2010). Additionally, she earned a Bachelor of Science in Sociology from Old Dominion University (2006).

Item 8.01 Other Events.

Following the closing of the Share Exchange Agreement, the Company entered into a Letter Agreement with Robert Rowe pursuant to which the Company sold Global Boatworks, LLC, a former wholly-owned subsidiary of the Company, to Mr. Rowe in consideration of Mr. Rowe assuming liabilities in the amount of $371,067.

The Company issued Notes in exchange for the forgiveness of accrued compensation and for loans received in the aggregate amount of $84,567.  The Notes accrue 6% interest per annum and mature 45 days from issuance.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired

The Company shall provide the financial statements required by this item no later December 3, 2020 (71 calendar days after the date that this Form 8-K must be filed)

(b)	The Company shall provide the pro forma financial information required by this item no later December 3, 2020 (71 calendar days after the date that this Form 8-K must be filed).

(d)	Exhibits

Exhibit	Description
4.1	Form of 6% Convertible Debenture dated September 2020
4.2	Form of Note payable dated September 21, 2020
10.1

Share Exchange Agreement, dated September 3, 2020, 2020, between Global Boatworks Holdings, Inc., R3 Score Technologies, Inc., and the shareholders of R3 Score Technologies, Inc. (Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on September 4, 2020)

10.2	Letter Agreement between Robert Rowe and Laurin N. Leonard dated September 21, 2020
10.3	Letter Agreement between Global Boatworks Holdings, Inc. and Robert Rowe dated September 22, 2020
10.4	Conversion Agreement dated September 21, 2020, by and between Global Boatworks Holdings, Inc. and Robert Rowe
10.5	Conversion Agreement dated September 21, 2020, by and between Global Boatworks Holdings, Inc. and Oceanside Equities, Inc.
10.6	Form of Services Agreement dated September 2020
10.7	Amendment No. 1 to the Share Exchange Agreement dated September 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL BOATWORKS HOLDINGS, INC.

Date: September 25, 2020

By:   /s/ Laurin N. Leonard

Laurin N. Leonard, Chief Executive Officer